                                                                    EXHIBIT 10.2

         THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NETGURU, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.


                            SECURED CONVERTIBLE NOTE



         FOR VALUE RECEIVED, NetGuru, Inc., a Delaware corporation (hereinafter called the "BORROWER"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns, on order, without demand, the sum of FOUR MILLION DOLLARS ($4,000,000), or such other amount as may be due and owing from time to time by Borrower to Holder pursuant to the terms of the Security Agreement (as hereafter defined) (the "PRINCIPAL AMOUNT"), together with any accrued and unpaid interest, on July 31, 2006 (the "MATURITY DATE").

         Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement between the Borrower and the Holder dated the date hereof (as amended, modified and supplemented from time to time, the "SECURITY AGREEMENT").

         The following terms shall apply to this Note:

                                   ARTICLE I

                                    INTEREST

         1.1. INTEREST RATE. Subject to Section 1.2 hereof, interest on this Note shall be payable at the Contract Rate in accordance with the terms of the Security Agreement.

         1.2. DEFAULT RATE. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall be payable at the Default Rate.

                                   ARTICLE II

                               ADVANCES UNDER NOTE

         2.1. MECHANICS OF ADVANCES. All Revolving Credit Advances evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

         2.2 PAYMENT OF OBLIGATIONS IN COMMON STOCK. At any time after the date hereof that the Borrower shall have an effective registration statement covering 2,300,000 shares of its Common Stock to be issued upon the conversion of this Note, the Borrower may elect to prepay any Obligation, or a portion thereof using such registered shares of Common Stock. The Company shall deliver to the Holder a written irrevocable notice in the form of Exhibit A attached hereto ("PAYMENT ELECTION NOTICE") stating which portion of the Obligations it is electing to pay (the "PAYMENT AMOUNT"). Such Payment Election Notice shall be delivered to the Holder at least ten (10) days prior to the date upon which the Borrower desires to prepay any Obligation (the date of such notice being hereinafter referred to as the "PAYMENT DATE").

         2.3 COMMON STOCK PAYMENT RESTRICTIONS. If the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for all of the 10 trading days preceding a Payment Date is at least 110% of the then applicable Fixed Conversion Price the number of such shares to be delivered by the Company in respect of such Payment Amount shall be determined by dividing
(x) the Payment Amount by (y) the then applicable Fixed Conversion Price. If the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 10 trading days preceding a Payment Date was less than 110% of the then applicable Fixed Conversion Price, instead of the Company delivering the required number of shares of Common Stock on the Payment Date, the Holder shall convert an amount equal to the Payment Amount at a conversion price equal to the greater of (i) the then applicable Fixed Conversion Price and (ii) 85% of the average of the three (3) lowest closing prices during the thirty (30) trading days immediately preceding the date upon which the Company delivered the Payment Election Notice. Any part of Payment Amount not converted into shares of Common Stock shall remain an Obligation of the Company.

         2.4 NO EFFECTIVE REGISTRATION. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to prepay any of the Obligations in shares of Common Stock on the applicable Repayment Date if at any time from the Payment Date until the time at which the Holder receives such shares there fails to exist an effective registration statement or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

                                  ARTICLE III

                                CONVERSION RIGHTS

         3.1. OPTIONAL CONVERSION. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date or thereafter during an Event of Default (as defined in Article
V), to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of Common Stock at the conversion price set forth in Section 3.2 (the "CONVERSION PRICE"). The shares of Common Stock to be issued upon such conversion are herein referred to as the "CONVERSION SHARES."

         3.2. CONVERSION PRICE. Subject to adjustment as provided in Section 3.6 hereof, the Conversion Price per share shall be $1.30 (the "FIXED CONVERSION PRICE"). For every $1 million of conversions made hereunder, the Fixed Conversion Price shall thereafter be adjusted upward to equal 110% of the volume weighted average closing price for the five (5) trading days prior to the last day of the period during which such $1 million has been converted.

         3.3. CONVERSION LIMITATION. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert, nor shall the Borrower be permitted to require the Holder to accept, pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such holder or issuable upon exercise of warrants held by such holder and 4.99% of the outstanding shares of Common Stock of the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 3.3 upon 75 days prior notice to the Borrower, or without any notice requirement upon an Event of Default.

         3.4. MECHANICS OF CONVERSION. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the amount of Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion that may be employed by the Holder is annexed hereto as Exhibit B. The Borrower will cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "DELIVERY DATE").

         In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

         3.5. LATE PAYMENTS. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late payments to the Holder for late issuance of the such shares in the form required pursuant to this Article III upon conversion of the Note, in the amount equal to $500 per business day after the Delivery Date. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

         3.6. ADJUSTMENT PROVISIONS. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Sections 3.1 and 3.2, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                  A. RECLASSIFICATION, ETC. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                  B. STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  C. SHARE ISSUANCES. Subject to the provisions of this Section 3.6, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock to a person other than the Holder (otherwise than (i) pursuant to Subsections A or B above or this subsection C; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower for a consideration per share (the "OFFER PRICE") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price; or (iv) pursuant to any agreement entered into by the Company or any of its subsidiaries for the acquisition of another business (whether by stock purchase or asset purchase, merger or otherwise; or (v) for services rendered by consultants; ((i), (ii), (iii) (iv) and (v) above, are hereinafter referred to as the "EXCLUDED ISSUANCES")). For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price only upon the conversion, exercise or exchange of such securities.

                  D. COMPUTATION OF CONSIDERATION. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

                           (a) in the case of the issuance of shares of Common
Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

                           (b) in the case of the issuance of shares of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

                           (c) in the case of the issuance of securities
convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (D)).

         3.7. RESERVATION OF SHARES. Except as otherwise provided in the Securities Agreement, during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

         3.8. REGISTRATION RIGHTS. The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement dated the date hereof.

         3.9. REQUIRED CONVERSION. In the event that the Common Stock trades on the Principal Market at a price greater than 110% of the Fixed Conversion Price for a period of at least five (5) consecutive trading days, then the Borrower may, at its sole option, provide the Holder irrevocable written notice ("CALL NOTICE") requiring the conversion at the Fixed Conversion Price of all or a portion of the Note held by the Holder (subject to the limitation provided for in Section 3.3) as of the date set forth in such Call Notice (the "CALL DATE"). The Call Date shall be at least eleven (11) trading days following the date of the Call Notice, provided a registration statement covering resales of that number of Conversion Shares provided for in the Call Notice has been declared effective and is available for use. The number of Conversion Shares to be issued in connection with any such conversion pursuant to a particular Call Notice pursuant to this Section 3.9 shall not exceed 25% of the aggregate dollar trading volume of the Common Stock for the eleven (11) trading days immediately preceding the Call Date. If the price of the Common Stock falls below 110% of the Conversion Price during the eleven (11) trading day period preceding the Call Date, then the Holder will be required to convert only such amount of the Note pursuant to such Call Notice as will equal twenty five percent (25%) of the aggregate dollar trading volume for each day during such 11 day period that the closing price of the Common Stock was greater than one hundred ten percent (110%) of the then applicable Fixed Conversion Price. The Company shall not be permitted to give the Investor more than one notice during any twenty-two (22) day period.

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                                   ARTICLE IV

                                EVENT OF DEFAULT

         The occurrence of any of the following events is an Event of Default ("EVENT OF DEFAULT"):

         4.1. FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Security Agreement, when due; or fails to make any payment, when due, arising from the occurrence of an Overadvance PROVIDED, HOWEVER, the Borrower shall have ten (10) days to cure any such failure.

         4.2. BREACH OF COVENANT. The Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

         4.3. BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading; provided, however, the Borrower shall have thirty (30) business days to cure such failure.

         4.4. RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

         4.5. JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

         4.6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower; provided, however, that where such action is instituted against the Borrower but is dismissed within thirty (30) days after the filing of such petition, this provision shall not apply to such action.

         4.7. STOP TRADE. An SEC stop trade order or Principal Market trading suspension of the Common Stock for five (5) consecutive trading days or five (5) days during a period of 10 consecutive trading days, excluding in all cases a suspension of all trading on a Principal Market.

         4.8. DEFAULT UNDER RELATED AGREEMENT. The occurrence of an Event of Default under and as defined in the Security Agreement.

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                                   ARTICLE V

                                 DEFAULT PAYMENT

         5.1. DEFAULT PAYMENT. If an Event of Default occurs, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Security Agreement and all obligations of Borrower under the Security Agreement, to require the Borrower to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be 105% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder, then to accrued and unpaid interest due on the Note and then to the principal balance of the Note.

         5.2. DEFAULT PAYMENT DATE AND DEFAULT NOTICE PERIOD. The Default Payment shall be due and payable on the fifteenth (15th) calendar day after the date written notice is sent from the Holder to the Borrower of an Event of Default as defined in Article IV ("DEFAULT PAYMENT DATE"). The period between the date of the written notice from the Holder to the Borrower of an Event of Default and the Default Payment Date shall be the "DEFAULT NOTICE PERIOD." If during the Default Notice Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any rights the Holder had pertaining to the Event of Default will no longer exist. If the Event of Default is not cured during the Default Notice Period, all amounts payable hereunder shall be due and payable on the Default Payment Date, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

         5.3. CUMULATIVE REMEDIES. The remedies under this Note shall be cumulative.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         6.2. NOTICES. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

         6.3. AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         6.4. ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

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         6.5. COST OF COLLECTION. If default is made in the payment of this
Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

         6.6. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

         6.7. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         6.8. SECURITY INTEREST. The holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in the Security Agreement.

         6.9. CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.


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         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 31st day of July, 2003.

                                             NETGURU, INC.


                                             By: /s/ JYOTI CHATTERJEE
                                                 -------------------------------

WITNESS:



/S/ BRUCE NELSON
-----------------------------


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



                                    EXHIBIT A
                                    ---------

                             PAYMENT ELECTION NOTICE

                                    EXHIBIT B
                                    ---------



                              NOTICE OF CONVERSION
                              --------------------



(To be executed by the Holder in order to convert the Note)



         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ____________ on [ ] ___, 2003 into Shares of Common Stock of ____________ (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:      ________________________________________

Conversion Price:        ________________________________________

Shares To Be Delivered:  ________________________________________

Signature:               ________________________________________

Print Name:              ________________________________________

Address:                 ________________________________________

                         ________________________________________



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